UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2007

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 20, 2007, Michael P. Tarnok was appointed to the Board of Directors (the “Board”) of Keryx Biopharmaceuticals, Inc. (“Keryx”) by unanimous vote of the directors. Mr. Tarnok was also appointed to the Audit Committee of the Board. There are no arrangements or understandings between Mr. Tarnok and any other person pursuant to which Mr. Tarnok was appointed to the Board. Since January 1, 2006, Mr. Tarnok has not entered into any transaction in which he has a direct or indirect material interest and in which Keryx or any subsidiary of Keryx is also a party, and Mr. Tarnok is not currently considering any such transactions. Pursuant to the Amended and Restated Directors Equity Compensation Plan under Keryx's 2007 Long-Term Incentive Plan, Mr. Tarnok received 50,000 stock options to purchase shares of Keryx common stock on September 20, 2007. The exercise price of the options is $9.96, and the options will vest per the following schedule: 16,667 on September 20, 2008; 16,667 on September 20, 2009; and 16,666 on September 20, 2010. The text of a press release dated September 21, 2007 announcing the appointment of Mr. Tarnok is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as a part of this report:

Exhibit Number	Description

99.1	Press Release dated September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: September 24, 2007	By:	/s/ Beth F. Levine
Beth F. Levine
Chief Compliance Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 21, 2007.